Exhibit 99.2

Q2 FY25 Shareholder Letter

Fellow Shareholders, Our Q2 Fiscal Year 2025 results were better than expected in terms of revenue and Adjusted EBITDA performance, reflecting continued demand for our industry leading technology solutions and strong results in Defense and Advanced Technologies (DAT). We also continued to take actions to strengthen our capital structure, including an upsized refinancing of nearly $2 billion of secured notes originally due 2026. New contract awards in Q2 set a new record at $1.3 billion and were led by DAT (which doubled YoY awards led by cybersecurity, space and mission systems, and tactical networking), and by aviation connectivity services. Our recent investor teach-in highlighted the attractive growth potential and durable competitive advantages in key technologies such as next generation free space optical technology, mission specific phased array terminals, space based cyber security, and others. Our Q2 DAT awards reinforce that we are on the right track including for US government programs, international government opportunities, and certain commercial markets. One of the unifying themes among our customers is access to a diverse set of orbits, spectrum, and constellations, as well as avoiding over-dependence on individual systems. Of course, we understand the intensity of competition in some of our core businesses. That makes the size, competitive positioning and growth prospects of these DAT opportunities especially exciting. We are open minded about the best ways to capitalize on these opportunities – and are actively evaluating alternatives – while those businesses are both delivering growth and increasing their potential. We are very pleased to have Gary Chase join us as our new CFO. Gary’s leadership experience in strategic, operational and financial planning will augment our focus on cash conversion, return on capital, converging to a more balanced capital structure and operating financial profile. Gary will provide additional experienced financial leadership on the areas we highlighted last quarter including: › Identifying, evaluating, and executing the best alternatives to realize the value embedded in our business portfolio. › Leading detailed financial reviews of our business operations designed to ensure we are at peak operational productivity levels with corresponding margin performance. › Increased rigor in capital allocation strategy to ensure we are optimizing return on capital in both the near and long term. The main point is we are exploring additional financial and capital structure perspectives. We are also continuing to drive down capital intensity by augmenting our own satellites through both tactical and strategic third- party agreements. By leveraging our own satellite fleet and its diverse capabilities, existing national operator partnerships, and the coverage of additional third-party satellites and constellations we can both ensure our customers are getting the performance and coverage they need and more explicitly measure and drive improved returns on capital. Our satellite operator partners are often national space champions of key countries and geographic regions and are seeking a robust global space eco-system to support their own national security and sovereignty. We are working with both GSO and NGSO systems. Other key corporate initiatives include: › Evolving L-band to create value for the millions of people that depend on its use for safety and connectivity in the air, at sea, and on land. We have a very significant opportunity to concurrently greatly expand our addressable market through these evolved services, and by leveraging the NTN / D2D standards, and open architecture, enabling multi-tenant satellites. We see multiple avenues to create value for our shareholders, customers and partners and continue to work with like-minded MSS operators through the MSSA. › And last but certainly not least, getting our satellites under construction into service! We have already accumulated substantial IFC operational performance experience with ViaSat-3 F1 (VS-3 F1) that reinforces the value of its dynamic beamforming technology to apply its bandwidth to the most important places – especially for mobility applications. It’s clear that being able to effectively dedicate beams to aircraft drives performance. We continue to work on and make progress on our satellite roadmap. In summary, second quarter operational performance was quite good. We are capturing our share of large and growing markets and are focused on improving operational and capital productivity. We are strengthening our capital structure and we have a long runway of opportunities. Shareholder Letter | Q2 Fiscal Year 2025 1

Q2 FY2025 Financial Results Revenue of $1.1 billion in Q2 FY2025 decreased 8% YoY. Excluding the non-recurring contribution from the litigation settlement, revenue decreased 1% YoY reflecting growth in the Defense and Advanced Technologies segment that was offset by lower Communication Services revenue Net loss of $138 million for Q2 FY2025 improved compared to the net loss of $767 million in Q2 FY2024, primarily reflecting the impairment charge related to our satellite programs in the prior year period Q2 FY2025 Adjusted EBITDA1 was $375 million, a decrease of 23% YoY. Excluding the non-recurring contribution from the litigation settlement and the benefit from the $18 million received from a favorable adjustment to the consideration paid for the acquisition of Euro Broadband Infrastructure Sárl (EBI) in Q2 FY2024, Adjusted EBITDA decreased 2% YoY. Strong operating performance in aviation services and tactical networking products partially offset declines in fixed services and other (FS&O), space and mission systems product and maritime service revenues. Defense and Advanced Technologies revenue decreased 22% YoY. Excluding the non-recurring contribution from the litigation settlement, revenue grew 4% YoY driven primarily by tactical networking products Communication Services revenue decreased 2% YoY due primarily to expected declines in FS&O service revenues and lower revenue from maritime services, which were largely offset by continued strong growth in aviation services and government satcom services Awards for the quarter were an all-time record of $1.3 billion, an increase of 25% YoY. Defense and Advanced Technologies segment awards more than doubled, reaching $510 million in Q2 FY2025 Net leverage3 increased sequentially to approximately 3.6x LTM Adjusted EBITDA AWARDS $ in millions REVENUE $ in millions OPERATING INCOME (LOSS) $ in millions BACKLOG $ in millions ADJ. EBITDA1 $ in millions NET INCOME (LOSS)2 $ in millions Shareholder Letter | Q2 Fiscal Year 2025 2

Communication Services segment provides a wide range of broadband and narrowband communications solutions across government and commercial mobility, maritime, fixed broadband (residential), energy and enterprise customers

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



$778
$765
$847
$826
$350
$318
Awards
Revenue
Adj. EBITDA
Q2 FY24
Q2 FY25

SERVICE REVENUE MIX
$ in millions



$224
$262
$170
$180
$130
$121
$246
$185
Aviation
Government Satcom
Maritime
Fixed Services and Other
Q2 FY24
Q2 FY25

SERVICE METRICS - KA BAND ONLY
End of period aircraft and vessels



3.4K
3.8K
1.6K
1.9K
14.4K
14.4K
Commercial Aviation
Business Aviation
Maritime
Q2 FY24
Q2 FY25

Communication Services

Segment Highlights

- Expanded partnership with Azul to equip new, linefit Airbus A330-900neos with in-flight Wi-Fi and our ad-supported streaming services using the Viasat Advertising platform
- Introduced Enhanced LAISR, an on-demand, managed L-band service for global communications flexibility across airborne, maritime, and land platforms. This service, built on the global L-band network, offers high availability and flexibility for military operations, offering 99.9 percent network reliability
- During the quarter, VS3-F1 entered commercial service for aviation customers operating over North America, including routes servicing Hawaii. Subsequent to quarter end, VS-3 F1 also started delivering service to the U.S. Marine Corps, marking the first use of the ViaSat-3 network by a government customer
- Successfully launched GX10A and GX10B Ka-Band payloads, extending Viasat's high-speed global network with dedicated coverage in the Arctic region
- Announced global container shipping major Hapag-Lloyd among first to trial NexusWave, the fully managed maritime connectivity service which delivers a first to industry global service orchestrated by bringing together a multi-orbit, multi-band set of networks as a single network solution

Awards

Q2 FY2025 Communication Services awards decreased 2% YoY to $765 million. Strong YoY growth in aviation and government satcom was more than offset by declines in FS&O and maritime services. Q2 FY2025 backlog of $2.8 billion decreased 2% YoY.

Revenue

In Q2 FY2025, Communication Services revenue decreased 2% YoY to $826 million. Service revenue increases of 17% and 6% YoY from aviation and government satcom, respectively, mostly offset a 25% YoY decrease in FS&O services and a 7% YoY decrease in maritime services as third-party companion offerings created incremental ARPU pressure on flattish FX vessel count. Mobility Ka-band service metrics continued to grow YoY and sequentially, ending the quarter with an aggregate of approximately 20,100 vessels and aircraft in service. Commercial and business aviation ended the quarter with approximately 3,820 and 1,920 aircraft in service, respectively. U.S. fixed broadband ended the quarter with approximately 228,000 subscribers and $115 average revenue per user.

Adjusted EBITDA

Communication Services Q2 FY2025 Adjusted EBITDA declined 9% YoY to $318 million as a result of lower incremental revenue flow through from FS&O and maritime services as well as the effects of the prior year quarter benefit from the positive adjustment to the consideration paid for the acquisition of EBI. Excluding the EBI benefit, Adjusted EBITDA declined 4% YoY. This decline was partially offset by strong growth in aviation alongside lower R&D expenditures. Q2 FY2025 Adjusted EBITDA margin of 38% was approximately 280 basis points lower compared to the prior year reflecting the prior year quarter benefit from the positive adjustment to the consideration paid for the acquisition of EBI and to a lesser extent a decline in gross margin from product revenues.

Shareholder Letter | Q2 Fiscal Year 2025 3

Defense and Advanced Technologies segment provides a diverse set of resilient, vertically integrated solutions, leveraging core technical competencies in encryption, cyber security, tactical gateways, modems and waveforms, to government and commercial customers

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



$241
$510
$284*
*Ex Catch-Up Litigation Settlement
$379
$296
$50*
$137
$57
Awards
Revenue
Adj. EBITDA
Q2 FY24
Q2 FY25

Note: all legacy Inmarsat businesses are included in Communication Services segment

PRODUCT REVENUE MIX
$ in millions



*Ex Catch-Up Litigation Settlement
$14*
$82
$84
$92
$79
$42
$80
$109
$3
InfoSec and Cyber Defense
Space and Mission Sys
Tactical Networking
Adv Tech and Other
Q2 FY24
Q2 FY25

Note: all legacy Inmarsat businesses are included in Communication Services segment

BACKLOG AND UNAWARDED IDIQ
$ in millions



$774
$921
$2,826
$2,600
Backlog
Sole Source Unawarded IDIQ
Q2 FY24
Q2 FY25

Note: sole source unawarded IDIQ includes government satcom within Communication Services segment

Defense and Advanced Technologies

Segment Highlights

- Space and Mission Systems (SMS) secured a $33.6 million contract from the U.S. Air Force Research Laboratory under the Defense Experimentation Using Commercial Space Internet (DEUCSI) program to develop Active Electronically Scanned Array (AESA) systems for tactical aircraft communications. The program supports resilient communications using commercial satellite connectivity across various frequencies and orbits
- SMS launched a Multi-Mission Orchestrator (MMO), an automated solution for managing and planning satellite constellations. The MMO optimizes scheduling and secure data transport, supporting complex LEO constellations. MMO's algorithms can operate both on the ground and in space, supporting resilient and efficient satellite missions
- Tactical Networking (TN) received a five-year, $153 million dollar contract to support the U.S. Army's Blue Force Tracker (BFT) program by providing network services, technical support, and engineering expertise to modernize the BFT network, enhancing situational awareness and data sharing capabilities. Viasat has a long history with the BFT program, providing high-speed, high-capacity equipment and networking services for over 20 years. This continued partnership aims to improve real-time decision-making and operational efficiency for military forces
- TN introduced Secure Wireless Hub (SWH), a wearable tactical gateway solution for dismounted soldiers. The SWH solution was developed as part of a multi-phase effort with U.S. Special Operations Command to identify and develop advanced tactical communications capabilities for mobile ground forces

Awards

Defense and Advanced Technologies Q2 FY2025 awards more than doubled YoY to $510 million. The YoY growth was primarily driven by significant awards in information security and cyber defense products, space and mission systems solutions driven by antenna systems, and tactical networking products. Backlog was $921 million in Q2 FY2025, an increase of 19% YoY and 29% sequentially, and book-to-bill was 1.7.

Revenue

Q2 FY2025 Defense and Advanced Technologies revenue was $296 million, a 22% decrease YoY. Excluding the non-recurring contribution from the litigation settlement, revenue grew 4% YoY driven largely by tactical networking products, which was partially offset by lower YoY product revenue in space and mission systems and advanced technologies and other (AT&O).

Adjusted EBITDA

In Q2 FY2025, Defense and Advanced Technologies Adjusted EBITDA declined 58% YoY to $57 million. Excluding the non-recurring contribution from the litigation settlement, Adjusted EBITDA grew 13% YoY. Strong YoY operating performance across the segment portfolio from tactical networking, information security and cyber defense more than offset higher R&D expenditures. In addition, excluding the non-recurring contribution from the litigation settlement, Q2 FY2025 Adjusted EBITDA margin expanded approximately 145 basis points compared to Q2 FY2024.

Shareholder Letter | Q2 Fiscal Year 2025 4

Balance Sheet, Cash Flows and Liquidity

OPERATING CASH FLOW
$ in millions


$219
$134
$232
$151
$239
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

CAPITAL EXPENDITURE
$ in millions


$366
$421
$378
$301
$229
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

NET DEBT & NET LEVERAGE RATIO[4]
$ in billions (except net leverage)


3.7x
3.8x
3.6x
3.5x
3.6x
$5.6
$5.9
$5.6
$5.6
$5.5
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25

Operating Cash Flow

Viasat generated $239 million in operating cash flow during the quarter, an increase of $20 million YoY and $88 million sequentially. The YoY increase primarily reflects decreased working capital offset by the non-recurring impact from the litigation settlement in Q2 FY2024. The sequential increase primarily reflects decreased working capital largely from an increase in accrued liabilities and accounts payable.

Capital Expenditure

Capital expenditures declined for the fourth consecutive quarter. Q2 FY2025 capital expenditures declined 37% YoY to $229 million. Capital expenditures decreased YoY primarily due to lower satellite expenditures related to shifts to future quarters of certain space, ground infrastructure and other capex payments. The timing of spending on capital expenditures can be lumpy and we anticipate that any spending shortfall in the current fiscal year, will be incurred in the follow fiscal year.

Net Debt, Net Leverage, and Liquidity

We continue to make strides in managing our capital structure. During the quarter, we completed the refinancing of $1,975 million of the Inmarsat 2026 senior secured notes. We also repurchased $359 million in aggregate principal amount of outstanding notes, consisting of $257 million of Viasat 2025 unsecured notes and the remaining $102 million of Inmarsat 2026 senior secured notes.

Viasat ended Q2 FY2025 with cash and cash equivalents of $3.53 billion, which included $1.97 billion that was used to redeem the Inmarsat 2026 senior secured notes subsequent to quarter end. Excluding the amount paid to redeem the Inmarsat 2026 senior secured notes, Viasat ended the quarter with $2.69 billion in available liquidity which consisted of $1.55 billion in cash and cash equivalents and $1.14 billion of borrowing ability under our two undrawn revolving credit facilities. Net debt declined to $5.53 billion and our net leverage ratio increased sequentially to 3.6x LTM Adjusted EBITDA as the LTM Adjusted EBITDA in Q1 FY2025 benefitted from the prior year Q2 FY2024 $86 million non-recurring contribution from the litigation settlement.

Shareholder Letter | Q2 Fiscal Year 2025 5

Outlook We are halfway through fiscal year 2025 and are maintaining our outlook, reflecting solid first half results in our Aviation and Defense orderbooks, confidence in our competitive position within our markets, our backlog and record quarterly awards, despite headwinds from OEM related delays of aircraft deliveries, including the impact of the Boeing strike. › For FY2025 we continue to expect flat to slightly up YoY revenue growth excluding the one-time catch-up benefits from the litigation settlement of $95 million in Q2 FY2024 – compared to FY2024 Combined revenue of $4.5 billion. › Communication Services Combined revenue is expected to be down low-single digits in FY2025 compared to FY2024 reflecting strong growth in aviation services and government satcom services that we expect will be more than offset by declines in U.S. fixed broadband and, to a lesser extent, maritime revenues. › DAT YoY revenue growth in FY2025 is expected to increase in the mid-teens, driven primarily by tactical networking products, antenna systems solutions, recurring contributions from certain licensing agreements, and strong demand for high-speed Type 1 encryptors fueled by cloud data center geographic expansion and support for AI applications. Revenue visibility for FY2025 is supported by backlog of over $900 million as of September 30, 2024. › For FY2025 we continue to expect mid-single-digit YoY Adjusted EBITDA growth excluding the one-time benefits from the litigation settlement of $86 million in Q2 FY2024, off a reference base of FY2024 Combined Adjusted EBITDA of $1.5 billion. The Combined Adjusted EBITDA growth is expected to be driven by strong revenue flow through from DAT licensing agreements and Communication Services. › We continue to expect net leverage to increase modestly by the end of FY2025 given the prior fiscal year benefit from accelerated insurance payments. › In FY2025 we expect capital expenditures to decline to a range of $1.3 billion to $1.4 billion (which includes approximately $400 million for Inmarsat-related capital expenditures). The FY2025 range excludes the benefit from insurance recoveries and includes capitalized interest in our capex guidance, which is approximately $200 million per year (but which we expect will decline in future years, as we place satellites into service). › Looking ahead to FY2026, we continue to expect YoY revenue and Adjusted EBITDA growth – and our two-year cumulative capex number is expected to remain net neutral which indicates ultimately the same for cash through FY2026. We expect to continue to successfully compete in our markets and earn our share of business. Our record YoY awards growth is reflective of our ability to compete and win. As we continue to launch our multi-orbit offerings with ViaSat-3 capabilities in the near future, we expect our competitive position to strengthen further. We are focused on improving operational and capital productivity and strengthening our capital structure. We believe that the key to progress on multiple fronts is building the bridges to the opportunities in front of us to create value for our employees, customers, and shareholders. Sincerely, Mark Dankberg Guru Gowrappan Shareholder Letter | Q2 Fiscal Year 2025 6

Viasat Satellite Roadmap



Phase[1,2]
Satellite
Design
Assembly, Integration and Test (AI&T)
Launch & Early Orbit Phase (LEOP)
Anticipated Service Entry[3]
PDR
CDR
AI&T
TVAC
Mechanical Environments
Final Ground Test
Ready to Ship
Launch Campaign
Launch
Orbit Raising
IOT
ViaSat-3 F1
✓ In Service
Partner: BOEING
ViaSat-3 F2
Late 2025
Partner: BOEING
ViaSat-3 F3
Mid-Late 2025
Partner: BOEING + L3HARRIS
GX-10A/B
Early-Mid 2025
Partner: Undisclosed
GX-7/8/9
2027
Partner: AIRBUS
Inmarsat-8
2028
Partner: Swissto12

Multi-dimensional, flexible network driving global coverage & capacity and high utilization

Key Design Differentiator

ViaSat-3	GX-10A/B	GX-7/8/9	Inmarsat-8
Highest Capacity & Flexibility	Polar Coverage	High Flexibility	Capital Efficient Global Safety Service



[1] Progress bars are not to scale and are for illustrative purposes only
[2] The names of certain key partners have been redacted for confidentiality reasons
[3] All future service dates are projections and are subject to change

Endnotes 1. A reconciliation of Adjusted EBITDA to its closest GAAP equivalent is provided at the end of this letter. See “Use of Non-GAAP Financial Information” for additional information. 2. Net income (loss) as used herein is defined as net income (loss) attributable to Viasat, Inc. common stockholders. 3. Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents and short-term investments divided by LTM Adjusted EBITDA. 4. “Combined” financial information has been prepared by combining Viasat’s results of operations for the periods presented with the results of operations of Connect Topco Limited and its subsidiaries (collectively, Inmarsat) for periods prior to the closing of the Inmarsat acquisition on May 30, 2023, together with certain adjustments and reclassifications to reflect purchase price accounting, to conform Inmarsat’s results of operations (which are reported in accordance with IFRS) to GAAP, and to conform to the presentation of Viasat’s historical financial information. A reconciliation of the adjustments made is provided in the Supplemental Information section of Viasat’s Investor Relations site (investors.viasat.com). See “Use of Non-GAAP Financial Information” for additional information. Shareholder Letter | Q2 Fiscal Year 2025 8

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding projections of earnings, revenue, Adjusted EBITDA, net leverage, free cash flow, capital expenditures, investments, costs, expected cost savings and synergies, return on capital or other financial items, including financial guidance and outlook and expectations for performance and results of operations in FY2025 and beyond; proposed initiatives to strengthen capital structure, create shareholder value and drive down capital intensity; anticipated trends in our business or key markets; growth opportunities; ability to successfully compete in our target markets, and durability of competitive advantages; the construction, completion, testing, launch, commencement of service, expected performance and benefits of satellites (including future satellites planned or under construction) and the timing thereof; the expected capacity, coverage, service speeds and other features of our satellites, and the cost, economics and other benefits associated therewith; anticipated subscriber growth; introduction and integration of multi-orbit capabilities; the ability to capitalize on backlog and awards received and unawarded IDIQ contract vehicles; future economic conditions; the development, demand, customer acceptance and anticipated performance of technologies, products or services; our ability to meet the performance and coverage levels required by our customers; our plans, objectives and strategies for future operations, including expansion into emerging markets such as D2D services; statements regarding existing and prospective orders from current and new IFC customers; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: our ability to realize the anticipated benefits of any existing or future satellite; unexpected expenses related to our satellite projects; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, launch, operational or deployment failure or degradation in satellite performance; capacity constraints in our business in the lead-up to the commencement of service on new satellites; increasing levels of competition in our target markets; our ability to successfully implement our business plan on our anticipated timeline or at all; risks that the Inmarsat acquisition disrupts current plans and operations or diverts management’s attention from our business; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, and the realization of operating efficiencies and cost savings (including the timing and amount thereof); our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason. Shareholder Letter | Q2 Fiscal Year 2025 9

Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat, Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. In addition, to assist investors in evaluating Viasat’s historical and comparative financial performance to prior and future periods, Viasat is providing unaudited supplemental adjusted combined (referred to in this letter as “Combined”) financial information that shows, for illustrative purposes only, certain financial information of Viasat for fiscal year 2024 on an adjusted combined basis. This supplemental information has been prepared by combining Viasat’s results of operations for fiscal year 2024 with the results of operations of Connect Topco Limited and its subsidiaries (collectively, Inmarsat) for the period prior to the closing of the Inmarsat acquisition on May 30, 2023, together with certain adjustments and reclassifications to reflect purchase price accounting, to conform Inmarsat’s results of operations (which are reported in accordance with IFRS) to GAAP, and to conform to the presentation of Viasat’s historical financial information. This Combined financial information is unaudited, does not include pro forma adjustments to reflect the Inmarsat acquisition and related transactions, and does not purport to be indicative of what the combined company’s results of operations would have been if the Inmarsat acquisition and related transactions had occurred at the beginning of the period presented. In addition, the adjustments to arrive to the Combined financial information do not reflect non-recurring charges incurred in connection with the Inmarsat acquisition (other than to the extent already reflected in actual historical results), nor any cost savings and synergies that have resulted and are expected to result from the Inmarsat acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance, restructuring or integration activities resulting from the Inmarsat acquisition. The presentation of this Combined financial information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP or (in the case of Inmarsat) IFRS. A reconciliation of the historical reported IFRS Adjusted EBITDA of Connect Bidco Limited (which is not materially different from Inmarsat’s Adjusted EBITDA), before giving effect to conforming changes to reflect Viasat’s Adjusted EBITDA presentation, to IFRS profit (loss) of Connect Bidco Limited, as well as the adjustments made to derive the Combined financial information, are provided in the Supplemental Information section of Viasat’s Investor Relations site (investors.viasat.com). Readers are cautioned not to place undue reliance on this Combined financial information, which has been prepared for illustrative purposes only. Copyright © 2024 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners Shareholder Letter | Q2 Fiscal Year 2025 10

Second Quarter Fiscal Year 2025 Results

Financial Results

(In millions, except per share data)	Q2FY25	Q2FY24	Year-Over-Year Change	First 6 Months FY25	First 6 Months FY24	Year-Over-Year Change
Revenues	$1,122.3	$1,225.4	(8)%	$2,248.7	$2,005.2	12%
Net income (loss) (1)	($137.6)	($767.2)	(82)%	($170.5)	($844.2)	(80)%
Non-GAAP net income (loss) (1)	($29.4)	$149.7	*	$9.5	$149.3	(94)%
Adjusted EBITDA	$375.0	$486.3	(23)%	$778.9	$669.6	16%
Diluted per share net income (loss) (1)	($1.07)	($6.16)	(83)%	($1.34)	($7.75)	(83)%
Non-GAAP diluted per share net income (loss) (1), (2)	($0.23)	$1.19	*	$0.07	$1.35	(95)%
Fully diluted weighted average shares (2)	128.4	124.5	3%	127.5	108.9	17%

New contract awards (3)	$1,275.2	$1,019.3	25%	$2,436.8	$1,822.3	34%
Backlog (4)	$3,746.9	$3,644.2	3%	$3,746.9	$3,644.2	3%
Segment Results
(In millions)	Q2FY25	Q2FY24	Year-Over-Year Change	First 6 Months FY25	First 6 Months FY24	Year-Over-Year Change
Communication Services
New contract awards (3)	$765.0	$778.4	(2)%	$1,575.8	$1,284.9	23%
Revenues	$826.4	$846.6	(2)%	$1,653.2	$1,406.8	18%
Operating profit (loss) (5)	($0.5)	($831.2)	(100)%	$41.5	($841.1)	*
Adjusted EBITDA	$318.2	$349.5	(9)%	$625.8	$505.1	24%

Defense and Advanced Technologies
New contract awards (3)	$510.3	$240.9	112%	$861.0	$537.4	60%
Revenues	$295.9	$378.9	(22)%	$595.6	$598.4	0%
Operating profit (loss) (5)	$41.8	$107.9	(61)%	$125.8	$104.1	21%
Adjusted EBITDA	$56.8	$136.7	(58)%	$153.1	$164.4	(7)%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three and six months ended September 30, 2024 and September 30, 2023 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the six months ended September 30, 2024 and for three and six months ended September 30, 2023 resulted in non-GAAP net income, 128.9 million, 125.6 million and 110.3 million, respectively, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our Communication Services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in flight internet service revenues under our commercial in-flight internet agreements in our Communication Services segment.

(5)	Before corporate and amortization of acquired intangible assets.
*	Percentage not meaningful.

Note: Some totals may not foot due to rounding.

Shareholder Letter | Q2 Fiscal Year 2025   11

Second Quarter Fiscal Year 2025 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Product revenues	$323,948	$401,729	$629,687	$638,101
Service revenues	798,314	823,686	1,619,035	1,367,105

Total revenues	1,122,262	1,225,415	2,248,722	2,005,206

Operating expenses:
Cost of product revenues	243,485	254,020	437,643	451,098
Cost of service revenues	531,593	512,270	1,048,260	860,103
Selling, general and administrative (1)	272,448	1,148,989	523,570	1,368,570
Independent research and development	33,390	33,429	71,953	62,433
Amortization of acquired intangible assets	66,024	81,374	132,239	109,185

Income (loss) from operations	(24,678)	(804,667)	35,057	(846,183)
Interest (expense) income, net	(91,444)	(53,671)	(174,428)	(90,421)
(Loss) gain on extinguishment of debt, net	(3,200)	—	(3,200)	—

Income (loss) before income taxes	(119,322)	(858,338)	(142,571)	(936,604)
(Provision for) benefit from income taxes	(5,915)	93,077	(7,099)	93,610
Equity in income (loss) of unconsolidated affiliates, net	3,441	(502)	6,187	329

Net income (loss)	(121,796)	(765,763)	(143,483)	(842,665)
Less: net income (loss) attributable to noncontrolling interest, net of tax	15,788	1,475	27,013	1,577

Net income (loss) attributable to Viasat, Inc.	$(137,584)	$(767,238)	$(170,496)	$(844,242)

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(1.07)	$(6.16)	$(1.34)	$(7.75)

Diluted common equivalent shares (2)	128,376	124,529	127,490	108,903

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended		Six months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income (loss) attributable to Viasat, Inc.	$(137,584)	$(767,238)	$(170,496)	$(844,242)
Amortization of acquired intangible assets	66,024	81,374	132,239	109,185
Stock-based compensation expense	22,783	21,718	41,965	43,470
Acquisition and transaction related expenses (3)	34,550	37,451	36,851	65,186
Loss (gain) on extinguishment of debt, net	3,200	—	3,200	—
Satellite impairment and related charges, net	—	900,000	—	900,000
Income tax effect (4)	(18,412)	(123,634)	(34,233)	(124,312)

Non-GAAP net income (loss) attributable to Viasat, Inc.	$(29,439)	$149,671	$9,526	$149,287

Non-GAAP diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(0.23)	$1.19	$0.07	$1.35

Diluted common equivalent shares (2)	128,376	125,608	128,907	110,254

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended		Six months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income (loss) attributable to Viasat, Inc.	$(137,584)	$(767,238)	$(170,496)	$(844,242)
Provision for (benefit from) income taxes	5,915	(93,077)	7,099	(93,610)
Interest expense (income), net	91,444	53,671	174,428	90,421
Depreciation and amortization	354,666	333,765	685,870	508,344
Stock-based compensation expense	22,783	21,718	41,965	43,470
Acquisition and transaction related expenses (3)	34,550	37,451	36,851	65,186
Loss (gain) on extinguishment of debt, net	3,200	—	3,200	—
Satellite impairment and related charges, net	—	900,000	—	900,000

Adjusted EBITDA	$374,974	$486,290	$778,917	$669,569

(1)	Amounts include satellite impairment and relates charges, net, of $900 million for the three and six months ended September 30, 2023.
(2)

As the three and six months ended September 30, 2024 and September 30, 2023 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the six months ended September 30, 2024 and for three and six months ended September 30, 2023 resulted in non-GAAP net income, diluted weighted average number of shares were use instead to calculate non-GAAP diluted net income per share.

(3)	Costs typically consist of acquisition, integration, and disposition related costs.
(4)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.

Shareholder Letter | Q2 Fiscal Year 2025   12

Second Quarter Fiscal Year 2025 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE

AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended September 30, 2024			Three months ended September 30, 2023
	Communication Services Segment	Defense and Advanced Technologies Segment	Total	Communication Services Segment	Defense and Advanced Technologies Segment	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$(467)	$41,813	$41,346	$(831,186)	$107,893	$(723,293)
Depreciation (5)	261,070	11,731	272,801	225,962	10,599	236,561
Stock-based compensation expense	13,483	9,300	22,783	13,510	8,208	21,718
Other amortization	10,969	4,872	15,841	12,719	3,111	15,830
Acquisition and transaction related expenses (3)	29,685	4,865	34,550	29,099	8,352	37,451
Satellite impairment and related charges, net	—	—	—	900,000	—	900,000
Equity in income (loss) of unconsolidated affiliates, net	3,441	—	3,441	(502)	—	(502)
Noncontrolling interest	(30)	(15,758)	(15,788)	(60)	(1,415)	(1,475)

Adjusted EBITDA	$318,151	$56,823	$374,974	$349,542	$136,748	$486,290

	Six months ended September 30, 2024			Six months ended September 30, 2023
	Communication Services Segment	Defense and Advanced Technologies Segment	Total	Communication Services Segment	Defense and Advanced Technologies Segment	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$41,472	$125,824	$167,296	$(841,129)	$104,131	$(736,998)
Depreciation (5)	499,463	23,138	522,601	348,453	20,119	368,572
Stock-based compensation expense	25,578	16,387	41,965	27,034	16,436	43,470
Other amortization	21,709	9,321	31,030	25,011	5,576	30,587
Acquisition and transaction related expenses (3)	31,471	5,380	36,851	45,566	19,620	65,186
Satellite impairment and related charges, net	—	—	—	900,000	—	900,000
Equity in income (loss) of unconsolidated affiliates, net	6,187	—	6,187	329	—	329
Noncontrolling interest	(60)	(26,953)	(27,013)	(120)	(1,457)	(1,577)

Adjusted EBITDA	$625,820	$153,097	$778,917	$505,144	$164,425	$669,569

(5)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of
Assets	September 30, 2024	March 31, 2024

Current assets:
Cash and cash equivalents	$3,529,770	$1,901,033
Accounts receivable, net	717,250	678,210
Inventories	327,008	317,878
Prepaid expenses and other current assets	487,059	581,783

Total current assets	5,061,087	3,478,904

Property, equipment and satellites, net	7,486,345	7,557,206
Operating lease right-of-use assets	413,279	393,077
Other acquired intangible assets, net	2,410,852	2,544,467
Goodwill	1,623,760	1,621,763
Other assets	759,661	733,947

Total assets	$17,754,984	$16,329,364

	As of	As of
Liabilities and Equity	September 30, 2024	March 31, 2024

Current liabilities:
Accounts payable	$246,748	$287,206
Accrued and other liabilities	898,915	950,621
Current portion of long-term debt	2,377,989	58,054

Total current liabilities	3,523,652	1,295,881

Senior notes	3,646,968	4,354,714
Other long-term debt	2,757,952	2,774,521
Non-current operating lease liabilities	411,189	379,644
Other liabilities	2,405,743	2,452,100

Total liabilities	12,745,504	11,256,860

Total Viasat Inc. stockholders’ equity	4,935,478	5,025,430
Noncontrolling interest in subsidiary	74,002	47,074

Total equity	5,009,480	5,072,504

Total liabilities and equity	$17,754,984	$16,329,364

Shareholder Letter | Q2 Fiscal Year 2025   13

Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended
	June 30, 2024	March 31, 2024	December 31, 2023
GAAP net income (loss) attributable to Viasat, Inc.	$(32,912)	$(100,263)	$(124,399)
Provision for (benefit from) income taxes	1,184	(11,946)	(34,496)
Interest expense (income), net	82,984	101,103	112,616
Depreciation and amortization	331,204	312,554	336,626
Stock-based compensation expense	19,182	17,962	22,199
Acquisition and transaction related expenses (3)	2,301	27,325	65,068
(Gain) loss on the Link-16 TDL Sale	—	11,000	—
Satellite impairment and related charges, net	—	—	5,496

Adjusted EBITDA (6)	$403,943	$357,735	$383,110

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2024	March 31, 2024	December 31, 2023
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(32,912)	$(89,841)	$(124,399)
Provision for (benefit from) income taxes	1,184	(11,368)	(34,496)
Interest expense (income), net	82,984	101,103	112,616
Depreciation and amortization	331,204	312,554	336,626
Stock-based compensation expense	19,182	17,962	22,199
Acquisition and transaction related expenses (3)	2,301	27,325	65,068
Satellite impairment and related charges, net	—	—	5,496

Adjusted EBITDA from continuing operations	$403,943	$357,735	$383,110

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2024	March 31, 2024	December 31, 2023
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$(10,422)	$—
Provision for (benefit from) income taxes	—	(578)	—
(Gain) loss on the Link-16 TDL Sale	—	11,000	—

Adjusted EBITDA from discontinued operations	$—	$—	$—

(3)	Costs typically consist of acquisition, integration, and disposition related costs.

(6)	Amounts include both continuing and discontinued operations for the three months ended March 31, 2024, excluding the Q4 FY2024 loss on the Link-16 TDL Sale.

Shareholder Letter | Q2 Fiscal Year 2025   14

Selected Segment Information

Selected Segment Information

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues:
Communication services
Aviation services	$261,987	$224,049	$519,142	$375,161
Government satcom services	179,875	169,843	363,748	252,467
Maritime services	121,179	130,428	245,126	175,773
Fixed services and other services	184,853	246,442	386,489	461,134

Total services	747,894	770,762	1,514,505	1,264,535
Total products	78,491	75,795	138,667	142,282

Total communication services revenues	826,385	846,557	1,653,172	1,406,817

Defense and advanced technologies
Total services	50,420	52,924	104,530	102,570
Information security and cyber defense products	83,548	82,378	139,055	139,054
Space and mission systems products	78,782	92,306	152,088	164,693
Tactical networking products	80,034	42,445	151,444	79,829
Advanced technologies and other products	3,093	108,805	48,433	112,243

Total products	245,457	325,934	491,020	495,819

Total defense and advanced technologies revenues	295,877	378,858	595,550	598,389
Elimination of intersegment revenues	—	—	—	—

Total revenues	$1,122,262	$1,225,415	$2,248,722	$2,005,206

Shareholder Letter | Q2 Fiscal Year 2025   15

Additional Supplemental Adjusted Combined Financials

ADDITIONAL SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION EXCLUDING LITIGATION SETTLEMENT (UNAUDITED)

(In thousands)

Three Months Ended September 30, 2023
Supplemental Adjusted (1)
Revenues:
Communication services
Aviation services	$224,049
Government satcom services	169,843
Maritime services	130,428
Fixed services and other services	246,442

Total services	770,762
Total products	75,795

Total communication services revenues	846,557

Defense and advanced technologies
Total services	52,924
Information security and cyber defense products	82,378
Space and mission systems products	92,306
Tactical networking products	42,445
Advanced technologies and other products	13,546

Total products	230,675

Total defense and advanced technologies revenues	283,599
Elimination of intersegment revenues	—

Total revenues	$1,130,156

Adjusted EBITDA:
Communication services	$349,542
Defense and advanced technologies	136,748

Total Adjusted EBITDA	486,290
One-time litigation settlement contribution	(86,442)

Total Adjusted EBITDA excluding one-time litigation settlement contribution	$399,848

(1)

Revenues and Adjusted EBITDA for the three months ended September 30, 2023 exclude $95 million and $86 million, respectively, of non-recurring catch-up contributions from the litigation settlement in advanced technologies and other products within our Defense and Advanced Technologies segment.

Shareholder Letter | Q2 Fiscal Year 2025   16